[FORM] OF AMENDMENT NO. 18

EXPENSE LIMITATION AGREEMENT

Amendment No. 18, effective as of [            , 2017] (“Amendment No. 18”) to the Expense Limitation Agreement dated as of May 1, 2011, as amended (“Agreement”), between AXA Equitable Funds Management Group, LLC (“FMG LLC” or the “Manager”) and EQ Advisors Trust (the “Trust”).

The Manager and Trust hereby agree to modify and amend the Agreement as follows:

1.	The maximum annual operating expense limit for the All Asset Moderate Growth-Alt 15 Portfolios has been revised.

2.	Name Changes. Effective [ , 2017], the following Portfolio’s names shall be changed as follows:

Existing Portfolio Name	Proposed Portfolio Name
All Asset Moderate Growth-Alt 15	1290 VT DoubleLine Dynamic Allocation
AXA/DoubleLine Opportunistic Core Plus Bond	1290 VT DoubleLine Opportunistic Bond
AXA/Lord Abbett Micro Cap	1290 VT Micro Cap
AXA Natural Resources	1290 VT Natural Resources
AXA Real Estate	1290 VT Real Estate
AXA SmartBeta Equity	1290 VT SmartBeta Equity
EQ/Convertible Securities	1290 VT Convertible Securities
EQ/Energy ETF	1290 VT Energy
EQ/High Yield Bond	1290 VT High Yield Bond
EQ/Low Volatility Global ETF	1290 VT Low Volatility Global Equity

3.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust subject to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 18 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:		By:
	Brian Walsh Chief Financial Officer and Treasurer		Steven M. Joenk Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 18

EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense Limit
	Class K	Class IA+	Class IB+
AXA/Franklin Balanced Managed Volatility Portfolio	1.05%	1.30%	1.30%
AXA/Franklin Small Cap Value Managed Volatility Portfolio	1.05%	1.30%	1.30%
AXA/Franklin Templeton Allocation Managed Volatility Portfolio	0.15%	0.40%	0.40%
AXA/Mutual Large Cap Equity Managed Volatility Portfolio	1.05%	1.30%	1.30%
AXA/Templeton Global Equity Managed Volatility Portfolio	1.10%	1.35%	1.35%

AXA International Core Managed Volatility Portfolio	0.85%	1.10%	1.10%
AXA International Value Managed Volatility Portfolio	0.85%	1.10%	1.10%
AXA Large Cap Core Managed Volatility Portfolio	0.75%	1.00%	1.00%
AXA Large Cap Growth Managed Volatility Portfolio	0.75%	1.00%	1.00%
AXA Large Cap Value Managed Volatility Portfolio	0.75%	1.00%	1.00%
AXA Mid Cap Value Managed Volatility Portfolio	0.80%	1.05%	1.05%
1290 VT Natural Resources (fka, AXA Natural Resources Portfolio)	0.65%	N/A	0.90%
1290 VT Real Estate (fka, AXA Real Estate Portfolio)	0.65%	N/A	0.90%
EQ/Emerging Markets Equity PLUS Portfolio	1.00%	N/A	1.25%
EQ/Global Bond PLUS Portfolio	0.75%	1.00%	1.00%
EQ/Quality Bond PLUS Portfolio	0.60%	0.85%	0.85%

All Asset Aggressive-Alt 25 Portfolio	0.40%	N/A	0.65%
All Asset Aggressive-Alt 50 Portfolio	0.40%	N/A	0.65%
All Asset Aggressive-Alt 75 Portfolio	0.40%	N/A	0.65%
All Asset Growth – Alt 20 Portfolio	1.10%*	1.35%*	1.35%*
~~All Asset Moderate Growth-Alt 15 Portfolio~~	~~0.40~~ %	~~N/A~~	~~0.65~~ %

AXA Aggressive Strategy Portfolio	0.90%*	N/A	1.15%*
AXA Balanced Strategy Portfolio	0.80%*	1.05%*	1.05%*
AXA Conservative Growth Strategy Portfolio	0.75%*	1.00%*	1.00%*
AXA Conservative Strategy Portfolio	0.70%*	0.95%*	0.95%*
AXA Growth Strategy Portfolio	0.85%*	1.10%*	1.10%*
AXA Moderate Growth Strategy Portfolio	0.85%*	1.10%*	1.10%*
AXA Ultra Conservative Strategy Portfolio	0.70%*	0.95%*	0.95%*

ATM International Managed Volatility Portfolio	0.70%	N/A	0.95%
ATM Large Cap Managed Volatility Portfolio	0.70%	0.95%	0.95%
ATM Mid Cap Managed Volatility Portfolio	0.70%	0.95%	0.95%
ATM Small Cap Managed Volatility Portfolio	0.70%	0.95%	0.95%
AXA 2000 Managed Volatility Portfolio	0.70%	0.95%	0.95%
AXA 400 Managed Volatility Portfolio	0.70%	0.95%	0.95%
AXA 500 Managed Volatility Portfolio	0.70%	0.95%	0.95%
AXA International Managed Volatility Portfolio	0.70%	N/A	0.95%

Portfolio	Maximum Annual Operating Expense Limit
	Class K	Class IA+	Class IB+
1290 VT Socially Responsible Portfolio	0.90%	1.15%	1.15%
1290 VT SmartBeta Equity (fka, AXA SmartBeta Equity Portfolio)	1.00%	N/A	1.25%
AXA/AB Dynamic Moderate Growth Portfolio	0.95%*	1.20%*	1.20%*
AXA/AB Short Duration Government Bond Portfolio	0.65%	0.90%	0.90%
AXA/ClearBridge Large Cap Growth Portfolio	0.80%	1.05%	1.05%
AXA/Horizon Small Cap Value Portfolio	0.90%	N/A	1.15%
AXA/Janus Enterprise Portfolio	0.85%	1.10%	1.10%
AXA/Loomis Sayles Growth Portfolio	0.85%	1.10%	1.10%
1290 VT Micro Cap (fka, AXA/Lord Abbett Micro Cap Portfolio)	1.05%	N/A	1.30%
AXA/Morgan Stanley Small Cap Growth Portfolio	0.95%	N/A	1.20%
AXA/Pacific Global Small Cap Value Portfolio	0.95%	N/A	1.20%
EQ/BlackRock Basic Value Equity Portfolio	0.70%	0.95%	0.95%
EQ/Boston Advisors Equity Income Portfolio	0.75%	1.00%	1.00%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%	0.97%
1290 VT Convertible Securities (fka, EQ/Convertible Securities Portfolio)	1.05%*	N/A	1.30%*
EQ/Core Bond Index Portfolio	0.47%	0.72%	0.72%
1290 VT Energy (fka, EQ/Energy ETF Portfolio)	0.70%	N/A	0.95%
1290 VT High Yield (fka, EQ/High Yield Bond Portfolio)	0.85%	N/A	1.10%
EQ/Invesco Comstock Portfolio	0.75%	1.00%	1.00%
EQ/JPMorgan Value Opportunities Portfolio	0.75%	1.00%	1.00%
1290 VT Low Volatility Global Equity (fka, EQ/Low Volatility Global ETF Portfolio)	0.70%	N/A	0.95%
EQ/MFS International Growth Portfolio	1.00%	1.25%	1.25%
EQ/Oppenheimer Global Portfolio	1.00%	1.25%	1.25%
EQ/PIMCO Global Real Return Portfolio	0.75%	N/A	1.00%
EQ/PIMCO Ultra Short Bond Portfolio	0.60%	0.85%	0.85%
EQ/T. Rowe Price Growth Stock Portfolio	0.85%	1.10%	1.10%
EQ/UBS Growth and Income Portfolio	0.80%	1.05%	1.05%

Multimanager Aggressive Equity Portfolio	0.80%	1.05%	1.05%
Multimanager Core Bond Portfolio	0.70%	0.95%	0.95%
Multimanager Mid Cap Growth Portfolio	0.90%	1.15%	1.15%
Multimanager Mid Cap Value Portfolio	0.90%	1.15%	1.15%
Multimanager Technology Portfolio	1.00%	1.25%	1.25%

1290 VT DoubleLine Dynamic Allocation Portfolio (fka, All Asset Moderate Growth-Alt 15)	1.07%	N/A	1.32%
AXA/AB Dynamic Growth Portfolio	0.95%*	N/A	1.20%*
1290 VT DoubleLine Opportunistic Bond (fka, AXA/DoubleLine Opportunistic Core Plus Bond Portfolio)	0.80%	N/A	1.05%
AXA/Goldman Sachs Strategic Allocation Portfolio	1.00%*	N/A	1.25%*
AXA/Invesco Strategic Allocation Portfolio	1.00%*	N/A	1.25%*
AXA/Legg Mason Strategic Allocation Portfolio	1.00%*	N/A	1.25%*

*	For purposes of calculating the Maximum Annual Operating Expense Limit, the expenses of other investment companies in which the Portfolio invests are included in Fund Operating Expenses.
+	Includes amounts payable pursuant to Rule 12b-1 of the Investment Company Act of 1940.